SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): November 30, 1998


                         Lyric International, Inc.
                  ___________________________________________
           (Exact name of registrant as specified in its charter)


        Colorado                    0-09800                  75-1711324
(State or other jurisdiction    (Commission File          (IRS Employer
       of incorporation)            Number)              Identification No.)


             16775 Addison Road, Suite 300, Dallas, Texas 75248
              (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (972) 713-6050


            16901 Dallas Parkway, #111, Dallas, Texas 75248
          (Former name or address, if changed since last report.)


ITEM 2.  Acquisition or Disposition of Assets

     On November 30, 1998, Lyric International, Inc. (the "Company" or "Lyric") acquired 50 percent of the outstanding common stock of Seismic International, Inc. from Redbank Petroleum, Inc. in exchange for 50,000 shares of the Company's Series B Preferred Stock. The Company also agreed with Redbank Petroleum, Inc. that Redbank Petroleum, Inc. is entitled to receive 10 percent of the first $50,000,000 of gross revenue generated by Seismic International, Inc. Redbank Petroleum, Inc. is owned 50 percent by Warren Donohue, a director and officer of Lyric, and 50 percent by Brent Wagman, the majority shareholder of Lyric.

     Seismic International, Inc. is a company that currently negotiates and obtains contracts to produce subsurface maps. Seismic International, Inc. currently plans to subcontract the work to be performed under those contracts to North American Geophysical and North Trend Geophysical, the owners of the subsurface mapping technology which includes the equipment that obtains the subsurface data and the software that analyzes that data. Redbank Petroleum, Inc. has agreed with the Company that Redbank Petroleum, Inc. will attempt to obtain a licensing agreement with the owners of the subsurface mapping technology, pursuant to which Seismic International, Inc. will be able to produce the subsurface maps without subcontracting that work to the owners of the technology.

     The subsurface mapping technology is a type of electronic mapping that produces detailed maps of subsurface structures and geology similar to a magnetic resonance imaging system used to diagnose humans in hospitals. It can determine the difference between various liquids located underground such as fresh water and salt water as well as the difference between various types of rocks (limestone, sandstone, clay, shale and other ore bearing rocks). The Company believes this technology will lend itself to locating various minerals and should lower exploration costs in mining, oil and gas exploration, locating municipal water supplies, and many other types of mining by mapping subsurface structures.

     On October 23, 1998, Seismic International, Inc. executed its first contract with Geophysical de Mexico to perform subsurface mapping in central Mexico to locate municipal and commercial grade water deposits. That contract is for $7,500,000 and requires Seismic International, Inc. to complete the subsurface mapping work prior to January 6, 1999. If the subsurface mapping work is not completed prior to that date, Geophysical de Mexico is not required to pay Seismic International, Inc. any amounts required under the contract. Seismic International, Inc. plans to subcontract all of the mapping work to North American Geophysical and North Trend Geophysical. Seismic International, Inc. however has not entered into any definitive agreements with those entities to perform the subcontract work. Seismic International, Inc. also is currently negotiating additional contracts with Geophysical de Mexico in excess of $5,000,000 each. There is not however any assurance that such contracts will be consummated.

     Seismic International, Inc. has not in the past generated any revenues or incurred any expenses. The only business activity Seismic International, Inc. has engaged in is the execution of the contract with Geophysical de Mexico. Audited financial statements of Seismic International, Inc. therefore will not be filed with this report.

ITEM 7.  Financial Statements and Exhibits

     (c)   Exhibits

           10.1  Agreement dated October 23, 1998 between Seismic
                 International, Inc. and Geophysical de Mexico.

                                     # # #

     This report may contain forward-looking statements regarding Lyric's future plans based on assumptions that Lyric believes to be reasonable. A number of risks and uncertainties could cause actual results to differ materially from these statements, including without limitation, the timeliness of development activities, fluctuations in oil and gas prices, and other risk factors described from time to time in Lyric's reports filed with the Securities and Exchange Commission. In addition, Lyric operates in an industry in which security values are volatile and may be influenced by economic and other factors beyond Lyric's control.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 1998                   LYRIC INTERNATIONAL, INC.


                                              /s/ Michael G. Maguire
                                          By:________________________________
                                              Michael G. Maguire, President